UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date Of Report (Date of earliest event reported): September 19, 2001



                               FRD ACQUISITION CO.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       333-07601                57-1040952
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

3355 Michelson Dr., Suite 350, Irvine, CA                          92612
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (864) 597-8000

Former name or former address, if changed since last report:




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Item 5.  Other Events.

On September 19, 2001, the letter of intent previously reported as being entered into on August 10, 2001 between FRD Acquisition Co. ("FRD"), the wholly owned subsidiary of Advantica Restaurant Group, Inc., and Lyon's of California, Inc. ("Lyon's") with respect to the purchase and sale of all the outstanding capital stock of FRI-M Corporation ("FRI-M"), which operates, through its subsidiaries, the Coco's and Carrows restaurant chains, terminated pursuant to its own terms.

On September 20, 2001, FRD, which as previously reported is the subject of a case under Chapter 11 of the United States Bankruptcy Code, entered into a new letter of intent with Coco's and Carrows Acquisition Company ("CCAC"), a Delaware corporation formed by a group led by certain individual members of Coco's and Carrows' management, with respect to the purchase and sale of all the outstanding capital stock of FRI-M. Neither Advantica nor its subsidiary, Denny's, Inc., is a party to the letter of intent. Pursuant to the terms of this letter of intent, the parties shall have fourteen (14) days from September 20, 2001 within which to enter into a definitive agreement for the transaction. If the parties fail to execute a definitive agreement within the designated time period, the letter of intent will terminate. In the event the parties enter into a definitive agreement, the terms of the definitive agreement shall be subject to higher and better offers and the approval of the United States Bankruptcy Court of Delaware (the "Bankruptcy Court"). Additionally, if the parties execute a definitive agreement, subject to the approval of the Bankruptcy Court, CCAC will, under certain circumstances, be entitled to the payment of certain "breakup" fees by FRD. No assurance can be given that the parties will successfully negotiate a definitive agreement or that a sale will be authorized and approved by the Bankruptcy Court or completed on a timely basis or in the manner described herein. Under the terms and conditions of the letter of intent, CCAC has offered to purchase the stock of FRI-M for a cash payment of $38 million and the issuance of a $12 million senior subordinated note (due five years from the date of issuance and bearing interest through maturity at a rate equal to prime minus 200 basis points (not to exceed eight percent (8%) per annum)), in addition to the assumption of $8.6 million in capital leases, all subject to adjustment as set forth in the letter of intent. Until the approval or denial of the "breakup" fees by the Bankruptcy Court, FRD is generally prohibited from soliciting offers for the stock or any assets of FRD or its direct or indirect subsidiaries, provided, however, that FRD may respond to due diligence requests from other persons and entities and may receive other offers and proposals. The registrant will provide updates upon (1) entering into a definitive agreement, (2) termination of the letter of intent with CCAC, or (3) material changes to the terms of the letter of intent, but not solely on the basis of extensions thereof.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FRD Acquisition Co.


                                  By:       /s/Rhonda J. Parish
                                        ----------------------------------------
                                        Name:  Rhonda J. Parish
                                        Title: Executive Vice President,
                                               General Counsel and Secretary


Date:   September 21, 2001



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